Exhibit 4.4

MEDIMMUNE, INC.

Certificate No. A-1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

1.375% Convertible Senior Note due 2011

Certificate No. A-1

CUSIP No. 584699 AG7

MedImmune, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of five hundred million dollars ($500,000,000) on July 15, 2011 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: January 15 and July 15, with the first payment to be made on January 15, 2007.

Record Dates: January 1 and July 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, MedImmune, Inc. has caused this instrument to be duly signed.

MEDIMMUNE, INC.

By:
Name:
Title:

Dated: September __, 2006

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to

in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

Dated: September __, 2006

Exhibit 4.4

[REVERSE OF SECURITY]

MEDIMMUNE, INC.

1.375% Convertible Senior Note due 2011

1.             Interest.  MedImmune, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest, payable semi-annually in arrears, on January 15 and July 15 of each year, with the first payment to be made on January 15, 2007.  Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, June 28, 2006, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Maturity.  The Securities will mature on July 15, 2011.

3.             Method of Payment.  Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date.  Holders must surrender Securities to a Paying Agent to collect the principal amount or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided on the Maturity Date or upon Repurchase Upon Fundamental Change, as the case may be.  The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Security is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Security is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4.             Paying Agent, Registrar, Conversion Agent.  Initially, The Bank of New York (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent.  The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without prior notice.

5.             Indenture.  The Company issued the Securities under an Indenture dated as of June 28, 2006 (the “Indenture”) between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  The Securities are general unsecured senior obligations of the Company limited to $500,000,000 aggregate principal amount ($575,000,000 if the Initial Purchasers have elected to exercise in full the Option to purchase up to an additional $75,000,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities).  Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6.             No Optional Redemption.

Prior to maturity, the Securities shall not be subject to redemption at the option of the Company.

7.             Repurchase at Option of Holder Upon a Fundamental Change.  Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Fundamental Change Repurchase Date”), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

8.             Conversion.

The Securities shall be convertible into cash, and if applicable, shares of Common Stock if and to the extent the conditions therefor specified the Indenture are satisfied.

To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture.  A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Notwithstanding anything herein to the contrary, no Security may be converted after the close of business on the Business Day immediately preceding the Maturity Date.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash and, if applicable, shares of Common Stock payable upon conversion in accordance with Article X of the Indenture.

The initial Conversion Rate is 29.9679 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $33.37 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture.  The Company will deliver cash in lieu of any fractional share.

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article X of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 10.14 of the Indenture, otherwise apply to such Security pursuant to Article X of the Indenture, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

9.             Denominations, Transfer, Exchange.  The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges.  The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

10.           Persons Deemed Owners.  The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11.           Merger or Consolidation.  The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, any State thereof, the District of Columbia or any foreign country; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

12.           Amendments, Supplements and Waivers.  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with Sections 5.01 and 10.11 of the Indenture; (ii) to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA; (iii) to secure the obligations of the Company in respect of the Securities; (iv) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; and (v) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture.  In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other changes, adversely affect the rights of any Holder in any material respect or (ii) conform the Indenture or the Securities to the description thereof contained in the Offering Memorandum under the caption “Description of notes.”

13.           Defaults and Remedies.

If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable.  Upon such declaration, the principal of, and any premium and accrued and unpaid interest (including any additional interest) on, all Securities shall be due and payable immediately.  If an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and premium and accrued and unpaid interest (including any additional interest) on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium or interest (including additional interest) that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 of the Indenture have been paid.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived.  Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders.  The Company must deliver to the Trustee an annual compliance certificate.

14.           Trustee Dealings with the Company.  The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.           No Recourse Against Others.  No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Security, waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

16.           Authentication.  This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

17.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.  REQUESTS MAY BE MADE TO:

MedImmune, Inc.

One MedImmune Way

Gaithersburg, MD 20878

Attn: General Counsel

Exhibit 4.4

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	____	to the Company or any Subsidiary thereof, or

(2)	____	pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended, or

(3)	____	pursuant to, and in compliance with, the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or

(4)	____	pursuant to, and in compliance with, an exemption from registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(5)	____	pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Unless one of the items (1) through (5) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Registrar or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.  If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Security:  ___________

If you want to elect to have this Security purchased by the Company pursuant to Section 3.02 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.02 of the Indenture, state the principal amount to be so purchased by the Company:

$
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of Increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature or authorized signatory of Trustee or Note Custodian